EXHIBIT 4.1

             HEMACARE CORPORATION
                1996 STOCK INCENTIVE PLAN
      (As Amended and Restated Through September 17, 1996)


     SECTION 1.  Purposes.

     The purposes of the HemaCare Corporation 1996 Stock Incentive Plan (the "Plan") are to (i) enable HemaCare Corporation (the "Company") and Related Companies (as defined below) to attract, motivate and retain top-quality directors, officers, employees, consultants, advisers and independent contractors (including without limitation dealers, distributors and other business entities or persons providing services on behalf of the Company or a Related Company), (ii) provide substantial incentives for such directors, officers, employees, consultants, advisers and independent contractors of the Company or a Related Company ("Participants") to act in the best interests of the shareholders of the Company and (iii) reward extraordinary effort by Participants on behalf of the Company or a Related Company. For purposes of the Plan, a "Related Company" means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a twenty percent (20%) beneficial ownership interest.

     SECTION 2. Types of Awards. Awards under the Plan may be in the form of (i) Stock Options or (ii) Restricted Stock.

     SECTION 3.  Administration.

     3.1 Except as otherwise provided herein, the Plan shall be administered by the Compensation Committee of the Board of
Directors of the Company (the "Board") or such other committee of directors as the Board shall designate, which committee in either such case shall consist solely of not less than two "non-employee directors" (as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") or any successor rule ("Rule 16b-3")) who shall serve at the pleasure of the Board, each of whom shall also be an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code and
Section 1.162-27 of the Treasury Regulations or any successor provision(s) thereto ("Section 162(m)"); provided, however, that if there are not two persons on the Board who meet the foregoing qualifications, any such committee may be comprised of two or more directors of the Company, none of which is an officer (other than a non-employee Chairman of the Board of the Company) or an employee of the Company or a Related Company. If no such committee has been appointed by the Board, the Plan shall be administered by the
Board, and the Plan shall be administered by the Board to the extent provided in the last sentence of this Section. Such committee as shall be designated to administer the Plan, if any, or the Board is referred to herein as the "Committee." Notwithstanding any other provision of the Plan to the contrary, if such a committee has been designated to administer the Plan, all actions with respect to the administration of the Plan in respect of the members of such committee shall be taken by the Board.
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     3.2  The Committee shall have the following authority with respect to awards under the Plan to Participants: to grant awards to eligible Participants under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, the Committee shall have the authority:

               (a) to determine whether and to what extent any award or combination of awards will be granted hereunder;

               (b) to select the Participants to whom awards will be granted;

               (c) to determine the number of shares of the common stock of the Company (the "Stock") to be covered by each award granted hereunder, provided that no Participant will be granted Stock Options on or with respect to more than 250,000 shares of Stock in any calendar year;

               (d) to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on performance and such other factors as the Committee may determine, and to determine whether the terms and conditions of the award are satisfied;

               (e) to determine the treatment of awards upon a Participant's retirement, disability, death, termination for cause or other termination of employment or other qualifying relationship with the Company or a Related Company;

               (f) to determine that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an award (i) will be paid to the Participant currently or (ii) will be deferred and deemed to be reinvested or (iii) will otherwise be credited to the Participant, or that the Participant has no rights with respect to such dividends;

               (g) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an award will be deferred either automatically or at the election of a Participant, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period;

               (h) to provide that the shares of Stock received as a result of an award shall be subject to a right of first refusal, pursuant to which the Participant shall be required to offer to the Company any shares that the Participant wishes to sell, subject to such terms and conditions as the Committee may specify;

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               (i)  to amend the terms of any award, prospectively
          or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her consent; and

               (j) to substitute new Stock Options for previously granted Stock Options, or for options granted under other plans, in each case including previously granted options having higher option prices.

     3.3 All determinations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and all Participants.

     3.4 The Committee may from time to time delegate to one or more officers of the Company any or all of its authorities granted hereunder except with respect to awards granted to persons subject to Section 16 of the Exchange Act. The Committee shall specify the maximum number of shares that the officer or officers to whom such authority is delegated may award, and the Committee may in its discretion specify any other limitations or restrictions on the authority delegated to such officer or officers.

     SECTION 4.  Stock Subject to Plan.

     4.1 The total number of shares of Stock reserved and available for distribution under the Plan shall be 750,000 (subject to adjustment as provided in Section 4.3); provided, however, that no award of a Stock Option or Restricted Stock may be made at any time if, after giving effect to such award, the total number of shares of Stock issuable upon exercise of all outstanding options and warrants of the Company (whether or not under the Plan) plus the total number of shares of Stock called for under any stock bonus or similar plan of the Company (including shares of Stock underlying awards of Stock Options or Restricted Stock under the
Plan) would exceed thirty percent (30%) of the total number of shares of Stock outstanding at the time of such award. For purposes of the foregoing: (i) those shares issuable upon exercise of rights, options or warrants, or under a stock purchase plan, meeting the requirements for exclusion set forth at any time and from time to time in Rule 260.140.45 of the California Commissioner of Corporations shall not be counted against the thirty percent (30%) limitation; (ii) any outstanding preferred or senior common shares of the Company convertible into Stock shall be deemed converted in determining the total number of outstanding shares of Stock at any time; and (iii) any shares of Stock subject to promotional waivers under Rule 260.141 of the California Commissioner of Corporations shall not be deemed to be outstanding. Shares of Stock issuable in connection with any award under the Plan may consist of authorized but unissued shares or treasury shares.

     4.2 To the extent a Stock Option terminates without having been exercised, or shares awarded are forfeited, the shares subject to such award shall again be available for distribution in connection with future awards under the Plan, subject to the limitations set forth in Section 4.1, unless the forfeiting
Participant received any benefits of ownership such as dividends from the forfeited award.

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     4.3  In the event of any merger, reorganization,
consolidation, sale of substantially all assets, recapitalization, Stock dividend, Stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Stock, a substitution or adjustment, as may be determined to be appropriate by the Committee in its sole discretion, shall be made in the aggregate number of shares reserved for issuance under the Plan, the number of shares subject to outstanding awards and the amounts to be paid by award holders or the Company, as the case may be, with respect to outstanding awards; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award. In the event any change described in this Section 4.3 occurs and an adjustment is made in the outstanding Stock Options, a similar adjustment shall be made in the maximum number of shares covered by Stock Options that may be granted to any employee pursuant to Section 3.2(c).

     SECTION 5.  Eligibility.

     Participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

     SECTION 6.  Stock Options.

     6.1 The Stock Options awarded to officers and employees under the Plan may be of two types: (i) Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code or any successor provision thereto ("Section 422"); and (ii) Non-Qualified Stock Options. If any Stock Option does not qualify as an Incentive Stock Option, or the Committee at the time of grant determines that any Stock Option shall be a Non-Qualified Stock Option, it shall constitute a Non-Qualified Stock Option. Stock Options awarded to any Participant who is not an officer or employee of the Company or a Related Company shall be Non-Qualified Stock Options.

     6.2 Subject to the following provisions, Stock Options awarded to Participants under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine:

               (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee; provided, however, that the option price per share of Stock shall be not less than one hundred percent (100%) of the "Fair Market Value" (as defined below) of the Stock on the date of grant of the Stock Option; and provided, further, that if at the time of grant the Participant owns, or would be considered to own by reason of Section 424(d) of the Internal Revenue Code or any successor provision thereto, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, the option price per share of Stock shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Stock on the date of grant of the Stock Option. For purposes of the Plan, "Fair Market Value" in relation to a share of the Stock means, if the Stock is publicly traded, the closing per share bona fide bid price of the Stock on

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          such date.  In any situation not covered above, the Fair
          Market Value shall be determined by the Committee in accordance with one of the valuation methods described in
          Section 20.2031-2 of the Federal Estate Tax Regulations or any successor provision thereto.

               (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but in no event longer than one hundred twenty (120) months after the date of grant of such Stock Option.

               (c)  Exercisability.  Stock Options shall be
          exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that in the case of Stock Options awarded to Participants other than directors, officers, consultants or independent contractors, Stock Options under any award shall become exercisable at the rate of at least twenty percent (20%) per year over five (5) years from the date the Stock Option is granted. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time in whole or in part.

               (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in such manner as the Committee may provide in the award, which may include cash (including cash equivalents), delivery of shares of Stock already owned by the optionee or subject to awards hereunder, any other manner permitted by law as determined by the Committee, or any combination of the foregoing. The Committee may provide that all or part of the shares received upon the exercise of a Stock Option which are paid for using Restricted Stock shall be restricted in accordance with the original terms of the award in question.

               (e) No Shareholder Rights. An optionee shall have no rights to dividends or other rights of a shareholder with respect to shares subject to a Stock Option until the optionee has given written notice of exercise and has paid for such shares.

               (f) Surrender Rights. The Committee may provide that Stock Options may be surrendered for cash upon any terms and conditions set by the Committee.

               (g)  Non-Transferability; Limited Transferability.
          A Stock Option Agreement may permit an optionee to transfer the Stock Option to his or her children, grandchildren or spouse ("Immediate Family"), to one or more trusts for the benefit of such Immediate Family members, or to one or more partnerships in which such Immediate Family members are the only partners if (i) the agreement setting forth such Stock Option expressly provides that such Stock Option may be transferred only

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          with the express written consent of the Committee, and
          (ii) the optionee does not receive any consideration in any form whatsoever for such transfer. Any Stock Option so transferred shall continue to be subject to the same terms and conditions as were applicable to such Stock Option immediately prior to the transfer thereof. Any Stock Option not (x) granted pursuant to any agreement expressly allowing the transfer of such Stock Option or
          (y) amended expressly to permit its transfer shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and such Stock Option shall be exercisable during the optionee's lifetime only by the optionee.

               (h) Termination of Relationship. If an optionee's employment or other qualifying relationship with the Company or a Related Company terminates by reason of death, disability, retirement, voluntary or involuntary termination or otherwise, the Stock Option shall be exercisable to the extent determined by the Committee; provided, however, that unless employment or such other qualifying relationship is terminated for cause (as may be defined by the Committee in connection with the grant of any Stock Option), the Stock Option shall remain exercisable (to the extent that it was otherwise exercisable on the date of termination) for (A) at least six (6) months from the date of termination if termination was caused by death or disability or (B) at least ninety (90) days from the date of termination if termination was caused by other than death or disability. The Committee may provide that, notwithstanding the option term fixed pursuant to Section 6.2(b), a Stock Option which is outstanding on the date of an optionee's death shall remain outstanding for an additional period after the date of such death.

               (i) Option Grants to Participants Subject to Sect ion 16. If for any reason any Stock Option granted to a Participant subject to Section 16 of the Exchange Act is not approved in the manner provided for in clause (d)(1) or (d)(2) of Rule 16b-3, neither the Stock Option (except upon its exercise) nor the Stock underlying the Stock Option may be disposed of by the Participant until six months have elapsed following the date of grant of the Stock Option, unless the Committee otherwise specifically permits such disposition.

     6.3 Notwithstanding the provisions of Section 6.2, no Incentive Stock Option shall (i) have an option price which is less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of the award of the Stock Option (or less than one hundred ten percent (110%) of the Fair Market Value of the Stock on the date of award of the Stock Option if the Participant owns, or would be considered to own by reason of Section 424(d) of the Internal Revenue Code or any successor provision thereto, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company at the time of the grant of the Stock Option), (ii) be exercisable more than ten (10) years after the date such Incentive Stock Option is awarded (five (5) years after the date of award if the Participant owns, or would be considered to own by reason of

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Section 424(d) of the Internal Revenue Code or any successor provision thereto, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company at the time of the grant of the Stock Option), (iii) be awarded more than ten (10) years after the effective date of the Plan (or the latest restatement of the Plan) or (iv) be transferable other than by will or by the laws of descent and distribution. In addition, the aggregate Fair Market Value (determined as of the time a Stock Option is granted) of Stock with respect to which Incentive Stock Options granted after December 31, 1986 are exercisable for the first time by a Participant in any calendar year (under the Plan and any other plans of the Company or any subsidiary or parent corporation) shall not exceed $100,000.

     SECTION 7.  Restricted Stock.

     Subject to the following provisions, all awards of Restricted Stock to Participants shall be in such form and shall have such terms and conditions as the Committee may determine:

               (a) The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified performance goals or upon such other criteria as the Committee may determine.

               (b) Stock certificates representing the Restricted Stock awarded to an employee shall be registered in the Participant's name, but the Committee may direct that such certificates be held by the Company on behalf of the Participant. Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the Participant until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the Participant (or his or her designated beneficiary in the event of death), free of all restrictions.

               (c) The Committee may provide that the Participant shall have the right to vote or receive dividends, or both, on Restricted Stock. The Committee may provide that Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

               (d) Except as may be provided by the Committee, in the event of a Participant's termination of employment or other qualifying relationship with the Company or a Related Company before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may
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          provide that the lower of (i) any purchase price paid by
          the Participant and (ii) the Restricted Stock's aggregate Fair Market Value on the date of forfeiture shall be paid in cash to the Participant.

               (e) The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the Participant's Restricted Stock.

               (f) If for any reason any Restricted Stock awarded to a Participant subject to Section 16 of the Exchange Act is not approved in the manner provided for in clause (d)(1) or (d)(2) of Rule 16b-3, the Restricted Stock may not be disposed of by the Participant until six months have elapsed following the date of award of the Restricted Stock, unless the Committee otherwise specifically permits such disposition.

     SECTION 8.  Substitute Options in Business Combinations.

     If the Company at any time should succeed to the business of another corporation through a merger or consolidation, or through the acquisition of stock or assets of such corporation, Stock Options may be granted under the Plan to those employees of such corporation or its related companies who, in connection with such succession, become employees of the Company or a Related Company in substitution for options to purchase stock of such acquired corporation held by them at the time of such succession. The Committee, in its sole discretion, shall determine the extent to which such substitute Stock Options shall be granted (if at all), the persons to receive such substitute Stock Options (who need not be all optionees of such corporation), the number and type of Stock Options to be received by each such person, the exercise price of such Stock Options (which may be determined without regard to Section 6) and the terms and conditions of such substitute Stock Options; provided, however, that the exercise price of each substitute Stock Option shall be an amount such that, in the sole judgment of the Committee (and if the Stock Options to be granted are intended to be Incentive Stock Options, in compliance with
Section 424(a) of the Code), the economic benefit provided by such Stock Option is not greater than the economic benefit represented by the stock option of the acquired corporation as of the date of the Company's acquisition of such corporation. Any substitute Stock Option granted under this Section 8 shall expire upon the expiration date of such other stock option or, if earlier, ten (10) years after the date of grant of the substitute Stock Option, and, notwithstanding Section 6, shall be exercisable during the period(s) in which the other stock option would have been exercisable. Any provision of this Section 8 to the contrary notwithstanding, no Stock Option shall be granted, nor any action taken, permitted or omitted, which would have the effect of causing the Plan or any awards hereunder to fail to qualify for exemption under Rule 16b-3, without the express approval of the Board.

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     SECTION 9.  Election to Defer Awards.

     The Committee may permit a Participant to elect to defer receipt of an award for a specified period or until a specified event, upon such terms as are determined by the Committee.

     SECTION 10.  Tax Withholding.

     10.1 Each Participant shall, no later than the date as of which the value of an award first becomes includible in such person's gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee (which may include delivery of shares of Stock already owned by the optionee or subject to awards hereunder) regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, any Related Company), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

     10.2 To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, a Participant may elect to have the withholding tax obligation, or any additional tax obligation with respect to any awards hereunder, satisfied by (i) having the Company withhold shares of Stock otherwise deliverable to such person with respect to the award or
(ii) delivering to the Company shares of unrestricted Stock.

     SECTION 11.  Amendments and Termination.

     No awards may be granted under the Plan more than ten (10) years after the date of approval of the Plan by the shareholders of the Company. The Board may discontinue the Plan at any earlier time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder's written consent. Amendments may be made without shareholder approval except (i) if and to the extent necessary to satisfy any applicable mandatory legal or regulatory requirements (including the requirements of any stock exchange or over-the-counter market on which the Stock is listed or qualified for trading and any requirements imposed under any state securities laws or regulations as a condition to the registration of securities distributable under the Plan or otherwise), or (ii) as required for the Plan to satisfy the requirements of Section 162(m), Section 422 or any other non-mandatory legal or regulatory requirements if the Board of Directors deems it desirable for the Plan to satisfy any such requirements.

     SECTION 12.  Change of Control.

     12.1 In the event of a Change of Control, unless otherwise determined by the Committee at the time of grant or by amendment
(with the holder's consent) of such grant:

               (a) all outstanding Stock Options awarded under the Plan shall become fully exercisable and vested; and

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               (b)  the restrictions applicable to any outstanding
          Restricted Stock awards under the Plan shall lapse and such shares and awards shall be deemed fully vested.

     12.2 A "Change of Control" shall be deemed to occur if:

               (a)  individuals who, as of July 19, 1996,
          constitute the entire Board of Directors of the Company ("Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the then Incumbent Directors (other than an election or nomination of an individual whose assumption of office is the result of an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 under the Exchange Act), also shall be an Incumbent Director;

               (b)  the shareholders of the Company shall approve
          (i) any merger, consolidation or recapitalization of the Company (or, if the capital stock of the Company is affected, any subsidiary of the Company) or any sale, lease, or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company (each of the foregoing being an "Acquisition Transaction") where (1) the shareholders of the Company immediately prior to such Acquisition Transaction would not immediately after such Acquisition Transaction beneficially own, directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of (A) the then outstanding common stock of the corporation surviving or resulting from such merger, consolidation or recapitalization or acquiring such assets of the Company, as the case may be (the "Surviving Corporation"), (or of its ultimate parent corporation, if any) and (B) the Combined Voting Power (as defined below) of the then outstanding Voting Securities (as defined below) of the Surviving Corporation (or of its ultimate parent corporation, if any) or (2) the Incumbent Directors at the time of the initial approval of such Acquisition Transaction would not immediately after such Acquisition Transaction constitute a majority of the Board of Directors of the Surviving Corporation (or of its ultimate parent corporation, if any) or (ii) any plan or proposal for the liquidation or dissolution of the Company; or

               (c) any Person (as defined below) shall become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate forty percent (40%) or more of either (i) the then outstanding shares of Company Common Stock or (ii) the Combined Voting Power of all then outstanding Voting Securities of the Company; provided, however, that notwithstanding the foregoing, a Change of Control of the
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          Company shall not be deemed to have occurred for purposes
          of this clause (c) solely as the result of:

                    (1)  an acquisition of securities by the
               Company which, by reducing the number of shares of Company Common Stock or other Voting Securities outstanding, increases (i) the proportionate number of shares of Company Common Stock beneficially owned by any Person to forty percent (40%) or more of the shares of Company Common Stock then outstanding or (ii) the proportionate voting power represented by the Voting Securities beneficially owned by any Person to forty percent (40%) or more of the Combined Voting Power of all then outstanding Voting Securities; or

                    (2)  an acquisition of securities directly
               from the Company except that this paragraph (2) shall not apply to:

                         (A)  any conversion of a security that
                    was not acquired directly from the Company; or

                         (B)  any acquisition of securities if the
                    Incumbent Directors at the time of the initial approval of such acquisition would not immediately after (or otherwise as a result of) such acquisition constitute a majority of the Board of the Company;

               provided, however, that if any Person referred to in clauses (1) or (2) of this clause (c) shall thereafter become the beneficial owner of any additional shares of Company Common Stock or other Voting Securities of the Company (other than pursuant to a stock split, stock dividend or similar transaction or an acquisition exempt under such clause (2)), then a Change of Control shall be deemed to have occurred for purposes of this clause (c).

     For purposes of this Section 12.2:

               (i) "Person" shall mean any individual, entity (including, without limitation, any corporation, partnership, trust, joint venture, association or governmental body) or group (as defined in
          Section 13(d)(3) or 14(d)(2) of the Exchange Act and the rules and regulations thereunder); provided, however, that "Person" shall not include the Company, any of its subsidiaries, any employee benefit plan of the Company or any of its majority-owned subsidiaries or any entity organized, appointed or established by the Company or such subsidiary for or pursuant to the terms of any such plan.

               (ii) "Voting Securities" shall mean all securities of a corporation having the right under ordinary circumstances to vote in an election of the Board of Directors of such corporation.

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               (iii)     "Combined Voting Power" shall mean the
          aggregate votes entitled to be cast generally in the election of directors of a corporation by holders of then outstanding Voting Securities of such corporation.

     SECTION 13.  General Provisions.

     13.1 If the granting of any award under the Plan or the issuance, purchase or delivery of Stock thereunder shall require, in the determination of the Committee from time to time and at any time, (i) the listing, registration or qualification of the Stock subject or related thereto upon any securities exchange or over-the-counter market or under any federal or state law or (ii) the consent or approval of any government regulatory body, then any such award shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions, if any, as shall be acceptable to the Committee. In addition, in connection with the granting or exercising of any award under the Plan, the Committee may require the recipient to agree not to dispose of any Stock issuable in connection with such award, except upon the satisfaction of specified conditions, if the Committee determines such agreement is necessary or desirable in connection with any requirement or interpretation of any federal or state securities law, rule or regulation.

     13.2 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of the Plan nor any award hereunder shall confer upon any employee of the Company, or of a Related Company, any right to continued employment, and no award under the Plan shall confer upon any director any right to continued service as a director.

     13.3 Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

     13.4 No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

     SECTION 14.  Provision of Financial Information.

     Each Participant then holding unexercised Stock Options or shares of Restricted Stock the restrictions on which have not then lapsed shall be furnished with financial statements of the Company at least annually not later than the time such financial statements are delivered to shareholders of the Company.

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     SECTION 15.  Effective Date of Plan.

     The Plan shall be effective upon the later of (i) the approval of the Plan by the shareholders of the Company by a majority of the votes cast at a duly held meeting of shareholders at which a quorum representing at least a majority of the outstanding shares is, either in person or by proxy, present and voting on the Plan,
(ii) August 15, 1996 and (iii) the date upon which the Company becomes subject to the version of Rule 16b-3 adopted by the Securities and Exchange Commission in Release No. 34-37260 promulgated under the Exchange Act.

     The Plan was duly approved by the shareholders of the Company on July 19, 1996. The Plan, as amended and restated, was most recently adopted by the Board of Directors on September 17, 1996. The Plan became effective on September 17, 1996, upon the election by the Board on that date for the Company to become subject to the version of Rule 16b-3 adopted by the Securities and Exchange Commission in Release No. 34-37260 promulgated under the Exchange Act.

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